EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report with respect to the financial statements and schedule of Xerium, S.A. dated February 26, 2004 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-114703) and related Prospectus of Xerium Technologies, Inc. for the registration of income deposit securities.

/s/    Ernst & Young LLP

Boston, Massachusetts

July 23, 2004